Exhibit 10.02

[*] Confidential treatment requested

CONFIDENTIAL TREATMENT REQUESTED, CERTAIN PORTIONS OF THIS
DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATEMENT AND, WHERE APPLCIABLE, HAVE BEEN MARKED
WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE.  THE
CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISION

AMENDMENT NO. 2
TO
SUPPLY AGREEMENT

This Amendment No. 2 to the Supply Agreement (the “Amendment”) is made as of August 23, 2012 (“Amendment Effective Date”) by and between Shutterfly, Inc. (“Shutterfly”), a Delaware corporation with offices at 2800 Bridge Parkway, Redwood City, CA 94065 and FUJIFILM North America Corporation (“Fujifilm”), a New York corporation with offices at 200 Summit Lake Drive, Valhalla. New York 10595.

WHEREAS, the parties have entered into that certain Supply Agreement dated as of April 20, 2007 and Amendment No.1 to Supply Agreement dated as of March 29, 2010 (collectively, the “Agreement”) and desire to amend the Agreement as provided in this Amendment;

WHEREAS, the parties desire to amend the terms of the Agreement;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

l.    Amendment of Agreement. The following amendments to the Agreement are hereby made:
(a) Section 1.1 of the Supply Agreement entitled “Term” is amended by adding the following language:

“Shutterfly and Fujifilm agree that as of the expiration of the current term of the Agreement on March 29, 2013, the Agreement shall renew for a period from March 30, 2013 through August 31, 2015.”

(b) Section 2(a) of the Supply Agreement entitled “Paper and Chemistry” is amended by adding the following language at the end of such section:

“Reference is made to that certain Fulfillment Agreement between Shutterfly and
Fujifilm dated as of June 23, 2007 as amended on September 1, 2008, March 29,
20l0 and August _, 2012 (the “Fulfillment Agreement”). If from the Amendment Effective Date on, Shutterfly continuously sends at least [*] of its U.S.-based fulfillment of silver halide prints to Fujifilm pursuant to the terms of the Fulfillment Agreement, the prices for Paper and Chemistry will be limited to a [*] increase on March 30, 2013 and another [*] increase on March 30, 2014. If Shutterfly and its affiliates do not continuously send at least [*] of all of its U.S.-based fulfillment of silver halide prints to Fujifilm during the Term, Fujifilm may in its discretion increase the prices for Paper and Chemistry by more than [*] at any time on or after March 30, 2013. For purposes of this Agreement, the term “continuously” means that the monthly number of Shutterfly's U.S-based silver halide prints which are sent to Fujifilm must be at least equal to [*] of all silver halide prints that are ordered through Shutterfly and its affiliates during the same calendar month. If Shutterfly falls below the required minimum of [*] of all silver halide prints sent to Fuji film in any particular calendar month during the Term, Shutterfly may make up the difference in the following calendar month during the Term by increasing the volume of silver halide prints sent to Fujifilm during such calendar month in order to make up the volume difference from the previous calendar month.

If Fujifilm increases prices for Paper and Chemistry by more than the permitted
[*] increments described in this Section 2(a), Shutterfly may purchase Paper and/or Chemistry from vendors other than Fujifilm. For purposes of clarity, the current prices for Paper and Chemistry as of the Amendment Effective Date are set forth in Exhibit B included in Amendment No. 1 to the Supply Agreement, and the increased prices for Paper and Chemistry beginning on March 30, 2013 (assuming a [*]% increase) are attached to this Amendment as Exhibit B.”

2.     Survival of Terms. Except as otherwise amended in this Amendment, all provisions of the Agreement shall remain in full force and effect.

3.     Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

4.     Severability. If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the Amendment Effective Date.

SHUTTERFLY, INC.                FUJIFILM NORTH AMERICA
CORPORATION

Signature: /s/ Charlotte Falla____________        Signature: /s/ Go Miyazaki_____________

Name (Print) Charlotte Falla            Name (Print) Go Miyazaki

Title: VP Legal & General Counsel            Title:    President

Date: 9/11/12                    Date: 8/31/12

EXHIBIT B
CONFIDENTIAL SHUTTERFLY.COM

CHEMICAL PRICES

Fujifilm Material #	Fujifilm Description	Invoice Unit	Unit Makes/Contains	Shipping Configuration	Invoice Net
[*]	[*]	Bottle	100 Tablets	BT [Each]	[*]
[*]	[*]	Carton	2 x 111/125 M2	CAR [Each]	[*]
[*]	[*]	Carton	2 x 3.7 L Mix	CAR [Carton Each]	[*]
[*]	[*]	Carton	2 x 3.7 L Mix	CAR [Carton Each]	[*]

[*]	[*]	1 Gallon Bottle			[*]
[*]	[*]	55 Gallon Drum	7,040 Gallons	DR [4 Drums/Pallet]	[*]
[*]	[*]	55 Gallon Drum	212 Gallons	DR [4 Drums/Pallet]	[*]
[*]	[*]	55 Gallon Drum	220 Gallons	DR [4 Drums/Pallet]	[*]
[*]	[*]	55 Gallon Drum	220 Gallons	DR [4 Drums/Pallet]	[*]

COLOR PAPER PRICES

Fujifilm Material #	Fujifilm Description	Invoice Unit	Unit Makes/Contains	Shipping Configuration	Invoice Net
[*]	[*]	ROL	2 ROL per Carton	84 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	84 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	54 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	54 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	63 ROL per Pallet	[*]
[*]	[*]	ROL	Bulk (no Carton)	63 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	60 ROL per Pallet	[*]
[*]	[*]	ROL	2 ROL per Carton	60 ROL per Pallet	[*]
[*]	[*]	ROL	1 ROL per Carton	24 ROL per Pallet	[*]

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